Exhibit 10.5

Relationship agreement

Project Motion

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Naked Brand Group Limited

Peter Wang

Cenntro Enterprise Limited

Trendway Capital Limited

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Relationship agreement

in relation to shares in Naked Brand Group Limited

Details			3

Agreed terms			4

1.	Defined terms & interpretation		4

	1.1	Defined terms	4
	1.2	Interpretation	4
	1.3	Headings	5

2.	Commencement		5

3.	Right to appoint Nominee Directors		5

	3.1	Minimum holding	5
	3.2	Initial Directors	5
	3.3	Appointment of replacement Directors	5
	3.4	Giving effect to this agreement	6

4.	Representations and warranties		6

	4.1	Mutual representations and warranties	6

5.	Notices and other communications		6

	5.1	Service of notices	6
	5.2	Effective on receipt	7

6.	Miscellaneous		7

	6.1	Alterations	7
	6.2	Approvals and consents	7
	6.3	Assignment	7
	6.4	Costs	7
	6.5	Further action to be taken at each party’s own expense	7
	6.6	Counterparts	7
	6.7	Entire agreement	7
	6.8	Severability	7
	6.9	Waiver	7
	6.10	Relationship	7
	6.11	Governing law and jurisdiction	7

Signing page			8

Details

Date	[insert Closing date] 2021

Parties

Name	Naked Brand Group Limited
ACN	619 054 938
Short form name	Company
Notice details	MLC Centre Level 61 25 Martin Place Sydney, NSW, 2000
Attention: The Directors

Name	Peter Wang
Short form name	PW
Notice details

Name	Cenntro Enterprise Limited
[company identifier / number]	[insert details]
Short form name	CEL
Notice details

Name	Trendway Capital Limited
[company identifier / number]	[insert details]
Short form name	Trendway
Notice details

Background

A	The Company, CAG, and its wholly owned subsidiaries, CAG HK, CAC, and CEG, have entered into the Stock Purchase Agreement.

B	Immediately following the Closing and after giving effect to the Distribution:

(i) CEL will beneficially own approximately [insert]% of the Shares of the Company; and

(ii) Trendway will beneficially own approximately [insert]% of the Shares of the Company, and PW is the sole director and ultimate controller of each of CEL and Trendway.

C	The parties have agreed to enter into this agreement to put in place appropriate arrangements with respect to the rights of the Nominator Parties to appoint Nominee Directors to the Board on and from Closing and in the event that any of the Nominee Directors are removed as Directors by members pursuant to Section 203D of the Corporations Act.

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Agreed terms

1.	Defined terms & interpretation

1.1	Defined terms

In this agreement:

Board means the board of Directors of the Company, as constituted from time to time.

Business Day means:

(a)	for receiving a Notice under clause 5, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the Notice is received; and

(b)	for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia or New York, United States of America.

CAC means Cenntro Automotive Corporation, a Delaware corporation and a wholly owned subsidiary of CAG.

CAG means Cenntro Automotive Group Limited, a Cayman Islands company limited by shares.

CAG HK means Cenntro Automotive Group Limited, a Hong Kong private company limited by shares and a wholly owned subsidiary of CAG,

CEG means Cenntro Electric Group, Inc., a Delaware corporation and a wholly owned subsidiary of CAG.

Cessation Date means the date that the Nominator Parties cease to collectively beneficially own at least 10% of the issued and outstanding Shares or such other date agreed by the parties in writing.

Closing has the meaning given to that term in the Stock Purchase Agreement.

Company means Naked Brand Group Limited (ACN 619 054 938), an Australian company.

Constitution means the constitution of the Company, as amended in the manner contemplated in the Stock Purchase Agreement (which, for the avoidance of doubt, includes the insertion of provisions pursuant to which the Board is divided into classes of Directors who must stand for re-election every three years).

Corporations Act means the Corporations Act 2001 (Cth).

Director means a member of the Board.

Distribution has the meaning given to that term in the Stock Purchase Agreement.

Nominator Parties means each of PW, CEL, Trendway and any other party controlled by PW which holds Shares.

Nominee Director has the meaning given to that term in clause 3.1.

Notice has the meaning given to that term in clause 5.1.

Share means a fully paid ordinary share in the Company.

Stock Purchase Agreement means the stock purchase agreement, dated November 5, 2021, entered into by and among the Company, CAC, CEG, CAG and CAG HK.

1.2	Interpretation

In this agreement, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph or annexure is to a clause or paragraph of, or annexure to, this agreement, and a reference to this agreement includes any annexure;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

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(e)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(f)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(g)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(h)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(i)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it; and

(j)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.3	Headings

Headings are for ease of reference only and do not affect interpretation.

2.	Commencement

Except as otherwise specifically provided in this agreement, the obligations of the parties under this agreement commence on Closing and terminate, without any further action by the parties, on the Cessation Date.

3.	Right to appoint Nominee Directors

3.1	Minimum holding

For so long as the Nominator Parties collectively beneficially own at least 10% of the issued and outstanding Shares, the Nominator Parties will collectively have the right to nominate and have appointed nominee Directors to the Board (each a Nominee Director) in accordance with this clause 3.

3.2	Initial Directors

(a)	On Closing, the Board shall be made up of five (5) Directors and shall be constituted in accordance with Section 6.13 of the Stock Purchase Agreement.

(b)	The parties acknowledge that, as of the closing of the Stock Purchase Agreement, each of Joe Tong, Chris Thorne, Simon Charles Howard Tripp and PW:

	(i)	have been appointed as Directors in accordance with the Stock Purchase Agreement;

	(ii)	are be deemed to be Nominee Directors; and

	(iii)	are a Class I, a Class II, a Class III and the managing Director (including for the purposes of rules 19 and 23 of the Constitution), respectively, for the purposes of the classified Board provisions of the Constitution.

3.3	Appointment of replacement Directors

(a)	In the event that any Nominee Director is removed by members as a Director pursuant to section 203D of the Corporations Act (Previous Nominee), then PW may give notice in writing to the Company of the person the Nominator Parties wish to nominate as their Nominee Director in place of the Previous Nominee, together with a consent to act signed by the individual who is to be appointed as the Nominee Director.

(b)	The Company must ensure that any person nominated under clause 3.3(a) is appointed as a Nominee Director and of the same class of Director as the Previous Nominee within two Business Days of receipt of a notice from PW and the signed consent to act from the Nominee Director in accordance with clause 3.3(a).

(c)	Each Nominee Director will be appointed on terms consistent with the other non-Chairman, non-executive Directors of the Company.

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3.4	Giving effect to this agreement

(a)	The Company agrees to use reasonable endeavours to procure that the Directors that are not Nominee Directors act in a manner to give effect to this agreement.

(b)	The Company agrees that, prior to the Cessation Date, the Company shall not amend rule 19 of the Constitution or otherwise adopt any provision that is inconsistent with the terms of rule 19 of the Constitution or this Agreement without the prior written consent of PW.

4.	Representations and warranties

4.1	Mutual representations and warranties

Each party warrants to the other party that:

(a)	if it is a corporation, it is validly existing under the laws of its place of incorporation or registration;

(b)	it has the power and authority (or capacity) to enter into and perform its obligations under this agreement;

(c)	assuming the due authorization, execution, and delivery thereof by the other parties, the execution and delivery of this agreement by it will constitute legal, valid and binding obligations of it, enforceable in accordance with its terms;

(d)	it is not insolvent and no circumstances have arisen or may be reasonably expected to arise in consequence of which it may become insolvent, and no meeting has been convened, resolution proposed, petition presented or order made for the winding up of it and no receiver, receiver and manager, provisional liquidator, liquidator or other officer of a court or like person has been appointed in relation to any of its assets and no mortgagee has taken or attempted or indicated in any manner any intention to take possession of any of its assets; and

(e)	the execution, delivery and performance of this agreement by it will not violate:

(i) any legislation or rule of law or regulation, authorisation, consent or any order or decree of any governmental authority;

(ii) if it is a corporation, its constituent documents;

(iii) any legislation, rules or other document constituting that party or governing its activities; or

(iv) any instrument to which it is a party or any instrument or judgement which is binding on it or any of its assets,

and will not result in the creation or imposition of any encumbrance or restriction of any nature on any of its assets.

5.	Notices and other communications

5.1	Service of notices

A notice, demand, consent, approval or communication under this agreement (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post or internationally recognized overnight delivery service to the recipient’s address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

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5.2	Effective on receipt

A Notice given in accordance with clause 5.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, the fifth Business Day after the date of posting (or the twelfth Business Day after the date of posting if posted to or from a place outside Australia); and

(c)	if sent by internationally recognized overnight delivery service, the second Business Day after the date of posting,

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

6.	Miscellaneous

6.1	Alterations

This agreement may be altered only in writing signed by each party.

6.2	Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

6.3	Assignment

(a)	Rights arising out of or under this agreement are not assignable by a party without the prior written consent of the other parties.

(b)	A breach of clause 6.3(a) by a party entitles the other party to terminate this agreement.

6.4	Costs

The Company must pay all costs, fees and expenses of negotiating, preparing and executing this agreement.

6.5	Further action to be taken at each party’s own expense

Each party must, at its own expense, do all things and execute all documents necessary to give full effect to this agreement and the transactions contemplated by it.

6.6	Counterparts

(a)	This agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

(b)	The parties acknowledge and agree that:

	(i)	they are willing, able and have the appropriate authorisation to execute this agreement electronically, including any counterparts;

	(ii)	they intend to be bound by executing electronically in the same way and to the same extent as if they executed using wet signatures and/or an exchange of paper originals; and

	(iii)	each party shall be entitled to rely on the electronically executed document in the same way and to the same extent as a duly executed, paper original.

6.7	Entire agreement

This agreement constitutes the entire agreement between the parties in connection with its subject matter and supersedes all agreements or understandings dated before the date of this agreement between the parties in connection with its subject matter.

6.8	Severability

A term or part of a term of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining terms or parts of the term of this agreement continue in force.

6.9	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

6.10	Relationship

Except where this agreement expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership between the parties.

6.11	Governing law and jurisdiction

This agreement is governed by the law of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

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Signing page

EXECUTED as a deed.

Executed by Naked Brand Group Limited ACN 619 054 938 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of director/company secretary
(Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Signed by Peter Wang in the presence of:

Signature of witness	Peter Wang

Name of witness (print)

Executed by Cenntro Enterprise Limited by the following authorised officers:

Signature of authorised officer	Signature of authorised officer

Name of authorised officer (print)	Name of authorised officer (print)

Executed by Trendway Capital Limited by the following authorised officers:

Signature of authorised officer	Signature of authorised officer

Name of authorised officer (print)	Name of authorised officer (print)

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